Exhibit 10.16


         EMPLOYMENT AGREEMENT dated as of August 27, 2001 (this "Agreement") between Rheometric Scientific, Inc., a Delaware corporation (the "Corporation"), and Paul Mangano (the "Executive").


         The Corporation desires to employ the Executive as President and Chief Operating Officer and to be assured of his unique experience, ability and services on an exclusive basis on the terms and conditions and for the term hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Corporation and the Executive hereby agree as follows:

         1. Employment. (a) The Corporation hereby employs the Executive as the President and Chief Operating Officer of the Corporation. In such capacity the Executive shall have such responsibilities and duties consistent with his executive position and of such a nature as are usually associated with his office and as may be designated from time to time by the Board of Directors of the Corporation.

         (b) The Executive shall competently, faithfully and diligently discharge his duties hereunder and use his best efforts to implement the policies established by the Board of Directors of the Corporation. The Executive shall devote his full business time to the business and affairs of the Corporation and its Affiliates (as hereinafter defined). Such duties shall be performed on behalf of the Corporation and its subsidiaries primarily at the facilities of the Corporation in Piscataway, New Jersey, or at another location within 60 miles of Piscataway, New Jersey, subject to relocation of such facilities in the discretion of the Corporation and to such travel as may be appropriate in the performance of his duties.

         (c) The Executive hereby represents and warrants that there is no employment agreement or restriction presently existing or in effect between the Executive and any other person that would in any way restrict his ability to enter into and perform his obligations under this Agreement.

         2. Term of Employment. The Executive hereby accepts such employment, for a term (the "Employment Term") commencing with the date of this Agreement and ending on the second annual anniversary of the date of this Agreement.

         3. Compensation, Etc. (a) Subject to the terms of this Agreement, as compensation for his services hereunder, there shall be paid to the Executive so long as he shall be employed hereunder a salary at the annual rate of $208,000 ("Base Salary"), payable in substantially equal monthly amounts. Such Base Salary shall be reviewed by the Corporation on approximately an annual basis and subject to annual adjustment in the Corporation's discretion, but in no event shall the Base Salary be less than the Base Salary in effect for the immediate prior calendar year.

         (b) The Executive shall be entitled to receive during the Employment Term benefits comparable in all material respects to benefits to which other comparably situated employees of the Corporation are entitled, including three weeks vacation per year. In lieu of participation in the Corporation's bonus plan generally available to senior executives, the Executive shall be entitled to participate in an individual bonus program, the terms of which are to be mutually agreed to in good faith by the Executive and the Chairman of the Corporation, which would provide the Executive with the opportunity to receive (i) a bonus for 2001 of up to 25% of his annual salary (prorated for the portion of the year that he was employed by the Corporation) if the bonus targets for 2001 are met and (ii) a bonus for 2002 of up to 35% of his annual salary if the bonus targets for 2002 are met. In addition, the Executive shall be entitled to a car allowance in the amount of $12,500 per year payable monthly and, in full payment for reimbursement of all relocation and similar expenses incurred by the Executive, the aggregate amount of $40,000, payable at the rate of $10,000 per month on the first days of September, October, November and December, 2001; the Executive shall provide to the Corporation copies of receipts with respect to such expenses. Amounts paid by the Corporation to the Executive in respect of such $40,000 reimbursement shall be promptly refunded by the Executive to the Corporation if the Executive voluntarily terminates his employment with the Corporation without Good Cause (as hereinafter defined) within six months of the date hereof.

         (c) The Executive will receive stock options, that will vest over four years, pursuant to the Corporation's 2000 Incentive Stock Option Plan to purchase 160,000 shares of Corporation Common Stock at a per share exercise price equal to 85% of the closing price per share on the date of grant.

         (d) The Executive shall be entitled to reimbursement for all reasonable expenses incurred by him in the discharge of his duties; provided however, that the Executive shall maintain adequate records, in such form and detail as the Corporation may reasonably request, of all such expenses to be reimbursed and shall make such records available to the Corporation for copy, inspection, and approval as and when requested.

         (e) All amounts payable under this Agreement shall be subject to applicable withholding of taxes, other than the reimbursement for relocation and similar expenses provided for in Section 3(b) hereof.

         (f) The Executive and this Agreement shall be subject to compliance by the Executive with the Corporation's drug screening policies.

         4. Earlier Termination. (a) Notwithstanding the provisions of Section 2 hereof, the obligations of the Corporation hereunder (except as provided by Section 4(d) hereof) and the employment of the Executive hereunder shall be (in the case of subparagraph (1) below) and may be (in the case of subparagraphs (2) and (3) below) terminated by the Corporation on the earliest of the following events:

         (1) The date of the death of the Executive.

         (2) The date on which the Corporation shall have given the Executive notice of termination of his employment hereunder by reason of his physical or mental incapacity on a permanent basis. The Executive shall be deemed to be physically or mentally incapacitated on a permanent basis if the Executive is unable, by reason of any physical or mental incapacity, for a period of 90 days (whether or not consecutive) during any 12-month period, to perform his duties and responsibilities hereunder in a manner reasonably satisfactory to the Board of Directors of the Corporation in its good faith judgment.

         (3) Upon notice in writing to the Executive, for "cause", which shall mean (A) action or omission by the Executive which causes or is intended to cause significant harm to the Corporation or any of its Affiliates, (B) the commission or perpetration by the Executive of any fraud upon the Corporation or any of its Affiliates, or any criminal or dishonest act or any act of moral turpitude, (C) habitual absenteeism or chronic alcoholism or other form of addiction which substantially interferes with the performance by the Executive of his duties, (D) any failure to meet such performance standards as shall be established by the Board of Directors in consultation with the Executive or refusal by the Executive to perform the duties of his employment hereunder or to follow the lawful and proper directives of the Board of Directors or of any other officer having supervisory authority over the Executive, it being understood that the failure by the Corporation to achieve its business plan or projections shall not in and of itself be considered a failure or refusal to perform duties, or (E) any other material violation by the Executive of his obligations under this Agreement, including without limitation any violation by the Executive of his obligations under Section 5 hereof.

         (b) Notwithstanding the provisions of Section 2 hereof, the obligations of the Corporation hereunder (except as provided by Section 4(d) hereof) and the employment of the Executive hereunder may be terminated by the Executive upon the occurrence of any of the following events (each of which constitutes "Good Reason"):

         (1) A material reduction in the nature or scope of the authorities, powers, functions or duties, or a reduction in Base Salary, of the Executive;

         (2) A material breach by the Corporation of its obligations under this Agreement;

         (3) The liquidation or dissolution of the Corporation; or

         (4) The relocation by the Corporation of the Executive's regular place of employment more than 60 miles from Piscataway, New Jersey.

         (c) In the event that the employment of the Executive is terminated pursuant to Section 4(a) or 4(b) hereof, the Executive shall thereupon be released from any further obligations under Section 1 hereof, and the Corporation shall thereupon be released from any further obligations hereunder (except as provided by Section 4(d) hereof); provided, however, that termination pursuant to this Section 4 shall in no way abrogate or relieve the Executive of his obligations under Section 5 hereof.

         (d) The Corporation may at any time terminate the employment of the Executive hereunder without cause. In such event or if the Executive terminates his employment by the Corporation in accordance with Section 4(b) hereof, if such termination occurs during the Employment Term, the Executive shall be entitled to receive, as liquidated damages and in lieu of any and all other claims against the Corporation and its Affiliates, the salary specified in
Section 3(a) hereof, plus continuation of the Executive's medical benefits, in each case for a period of eight months from the date of such termination. Payment of such salary and bonus shall be made at the same times such payments would be made if the Executive continued to be employed and shall be conditioned upon receipt of a general release from the Executive in form and substance reasonably satisfactory to the Corporation.

         5. Non-Competition;  Confidentiality;  Disclosure of Information,  Etc.
(a) Without the prior written consent of the Corporation, the Executive shall not, directly or indirectly, (i) during the Employment Term, (ii) during the period of his employment by the Corporation or any Affiliate of the Corporation and (iii) until the expiration of eighteen months after termination of his employment with the Corporation or any Affiliate,

         (1) compete with, or be retained by, render consulting or advisory services to, or be a proprietor, director, partner or shareholder (other than a shareholder of a corporation listed on a national securities exchange or whose stock is regularly traded in the over-the-counter market, provided that the Executive at no time owns, directly or indirectly, in excess of one percent (1%) of the outstanding stock of any class of any such corporation) of, any enterprise, person, firm, corporation or other entity that competes directly with the Corporation or any Affiliate or successor of the Corporation in the business of the manufacture, design or sale of such products of the general type and in such geographical areas as the Corporation and its Affiliates have manufactured, assembled, designed and sold products as of the date hereof or at any time while the Executive is employed hereunder or, at the time of the termination of the employment of the Executive, any other business of which the Corporation or an Affiliate is actively investigating the possible entry; or

         (2) interfere with, disrupt or attempt to disrupt any then existing relationship, contractual or otherwise, between the Corporation or any successor or Affiliate of the Corporation and any of their customers, clients, executives, employees or other persons with whom they deal.

         (b) Without the specific prior written consent of the Corporation, the Executive shall not, directly or indirectly, at any time after the date hereof, divulge to any person, firm, corporation or other entity, or use for his own benefit, any confidential information concerning the business, affairs, customers or clients of the Corporation or any of its Affiliates, or any data or statistical information of the Corporation and its Affiliates, whether created or developed by the Corporation or such Affiliate or on its behalf or, in the case of any confidential information pertaining to the Corporation or any of its Affiliates, with respect to which the Executive may have knowledge or access (including without limitation any of the foregoing developed by the Executive), it being the intent of the Corporation and the Executive to restrict the Executive from disseminating or using any data or information of the Corporation which is at the time of such use or dissemination unpublished and not readily available or generally known.

         (c) The Executive will promptly disclose to the Corporation all processes, trademarks, inventions, improvements, discoveries and other information related to the business of the Corporation and its Affiliates (collectively "developments") conceived, developed or acquired by him alone or with others during the term of this Agreement and thereafter so long as he shall be an employee of the Corporation or any of its subsidiaries or Affiliates, whether or not conceived during regular working hours or through the use of Corporation or Affiliate time, material or facilities or otherwise. All such developments shall be the sole and exclusive property of the Corporation, and upon request the Executive shall deliver to the Corporation all drawings, sketches, models and other data and records relating to such developments. In the event any such developments shall be deemed by the Corporation to be patentable, the Executive shall, at the expense of the Corporation, assist the Corporation in obtaining a patent or patents thereon and execute all documents and do all other things necessary or proper to obtain letters patent and to vest the Corporation with full title thereto.

         (d) Although the restrictions contained in Section 5(a) hereof are considered by the parties hereto to be fair and reasonable in the circumstances, it is recognized that restrictions of the nature contained in Section 5(a) may fail for technical reasons, and accordingly it is hereby agreed that if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in Section 5(a) shall apply, at the election of the
Corporation, with such modifications as may be necessary to make them valid, effective and enforceable in the particular jurisdiction in which such restrictions are adjudged to be void or unenforceable.

         (e) If a violation of any covenant contained in this Section 5 occurs or is threatened, the Executive agrees and acknowledges that such violation or threatened violation will cause irreparable injury to the Corporation, and the remedy at law for any such violation or threatened violation shall be inadequate and that the Corporation shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

         (f) The covenants contained in this Section 5 shall inure to the benefit of the Corporation, any successor of the Corporation and each Affiliate of the Corporation.

         6. Miscellaneous. (a) This Agreement contains the entire agreement between the Corporation and the Executive with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

         (b) This Agreement may be assigned by the Corporation to any person, firm, corporation or other entity acquiring (by purchase, merger or otherwise), directly or indirectly, the business and substantially all of the assets of the Corporation and expressly assuming the obligations of the Corporation under this Agreement. The Corporation's obligations hereunder may be performed in whole or in part, at the election of the Corporation, by any

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Subsidiary or by any other  corporation,  firm,  person or other business entity controlled by, controlling or under common control (as the term "control" is used in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder), with the Corporation, including without limitation any parent company or subsidiary of the Corporation (each, an "Affiliate").

         (c) The performance by the Executive of his duties under this Agreement is the personal obligation of the Executive and may not be delegated by the Executive; however, the Executive may delegate duties and responsibilities to other employees or agents of the Corporation incident to normal and customary management practices.

         (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (other than the choice of law principles thereof).

         (e) The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         (f) All notices pursuant to this Agreement shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

         (g) If to the Corporation:

              Rheometric  Scientific,  Inc.
              One Possumtown Road Piscataway, NJ 02854-2103
              Attn: Chairman


              If to the Executive:

              Paul Mangano
              127 Old Army Road
              Basking Ridge, New Jersey 07920


Any party may by written notice change the address to which notices to such party are to be delivered or mailed.

         (h) Any waiver of any term or condition, or any amendment or supplementation, of this Agreement shall be effective only if in writing and signed by the party against whom enforcement is sought.

         IN WITNESS WHEREOF, the Corporation and the Executive have executed this Agreement as of the date first above written.



                                            RHEOMETRIC SCIENTIFIC, INC.



                                            By:  /s/ Robert M. Castello
                                                --------------------------------
                                                Name:  Robert M. Castello
                                                Title: Chairman



                                            Executive:

                                                 /s/ Paul Mangano
                                                --------------------------------
                                                Name: Paul Mangano